UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                                   Form 8-K/A


Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
                                      1934

        Date of Report (date of earliest event reported) August 31, 1994


                          Trans Financial Bancorp, Inc.
             (Exact name of registrant as specified in its charter)



        Kentucky               0-13030            61-1048868
     (State or other    (Commission File No.)   (IRS Employer
     jurisdiction of                         Identification No.)
      incorporation
     or organization)


500 East Main Street, Bowling Green, Kentucky          42101
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (502)781-5000




          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

   Effective August 31, 1994, FGC Holding Company ("FGC") merged with and into Trans Financial Bancorp, Inc. ("Trans Financial") and each of the outstanding shares of common stock of FGC was converted into 419.832 shares of Trans
Financial for an aggregate issuance of 1,050,000 shares of Trans Financial common stock. The transaction was effected pursuant to an Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Merger Agreement") dated January 28, 1994, among Trans Financial, FGC, and certain shareholders of FGC, and was approved by the shareholders of FGC on August 31, 1994. FGC was a one-bank holding company, headquartered in the eastern Kentucky community of Martin, which owned 100% of the outstanding capital stock of First Guaranty National Bank. At June 30, 1994, FGC had consolidated assets of approximately $126 million. The consideration given by Trans Financial for the acquisition of FGC was determined in accordance with the Merger Agreement.
   There are not any material relationships between FGC or its shareholders and Trans Financial or any of its affiliates, any director or officer of Trans Financial, or any associate of any such director or officer.
   The assets acquired by Trans Financial in the transaction consisted of FGC's subsidiary bank, First Guaranty National Bank. It is anticipated that the physical assets of that bank will continue to be used by it for general banking purposes.


Item 7. Financial Statements and Exhibits.

A. Financial statements
The following consolidated financial statements of FGC, notes related thereto and independent auditors' report thereon are filed as a part of this report:
  1. Independent Auditors' Report;
  2. Consolidated Balance Sheets as of December 31, 1993 and 1992;
  3. Consolidated Statements of Income for the years ended December 31, 1993 and 1992;
  4. Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1993 and 1992;
  5. Consolidated Statements of Cash Flows for the years ended December 31, 1993 and 1992; and
  6. Notes to Consolidated Financial Statements.

The following unaudited consolidated financial statements of FGC are filed as a part of this report:
  1. Consolidated Balance Sheet as of June 30, 1994 (unaudited); and
  2. Consolidated Statement of Income for the six months ended June 30, 1994 (unaudited).

  3. Consolidated Statement of Cash Flows for the six months ended June 30,
1994;


The following unaudited pro forma consolidated financial statements of Trans Financial Bancorp, Inc. and notes related thereto are filed as a part of this report:
  1. Pro Forma Balance Sheet as of June 30, 1994 (unaudited);
  2. Pro Forma Income Statement for the six months ended June 30, 1994 (unaudited);
  3. Pro Forma Income Statement for the year ended December 31, 1993
(unaudited);
  4. Pro Forma Income Statement for the year ended December 31, 1992
(unaudited);
  5. Pro Forma Income Statement for the year ended December 31, 1991 (unaudited); and
  6. Notes to Pro Forma Financial Statements (unaudited).

B. Exhibits

The following exhibits are filed as a part of this report:
  2. Agreement and Plan of Reorganization and Plan of Merger dated January 28, 1994 between Trans Financial Bancorp, Inc. and FGC Holding Company is incorporated by reference to Exhibits 2(a) and 2(b) of the registrant's Report on Form 8-K dated February 18, 1994.

               FGC HOLDING COMPANY AND SUBSIDIARY
                        MARTIN, KENTUCKY



           AUDITED CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992

INDEPENDENT AUDITORS' REPORT

Board of Directors
FGC Holding Company
Martin, Kentucky


         We have audited the accompanying consolidated balance sheets of FGC Holding Company and its wholly-owned subsidiary, First Guaranty National Bank, Martin, Kentucky as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable, but not absolute, assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FGC Holding Company and Subsidiary at December 31, 1993 and 1992 and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



March 22, 1994                   /s/ Eskew & Gresham, PSC
Lexington, Kentucky

               FGC HOLDING COMPANY AND SUBSIDIARY
                  CONSOLIDATED BALANCE SHEETS
                                                 December 31
                                           1993          1992
     ASSETS
Cash and cash equivalents:
  Cash and due from banks              $  5,255,887  $  4,389,380
  Federal funds sold                      6,000,000     2,750,000
    Total cash and cash equivalents    $ 11,255,887  $  7,139,380
Investment securities (fair value of
 $49,490,000 and $46,117,000,
 respectively)  (Note 2)                               48,307,333     44,771,677
Loans, net of allowance for loan losses
 of $1,379,894 and $1,156,634, respectively
 (Notes 3, 4 and 10)                     63,502,334    65,240,407
Bank premises and equipment (Note 5)      1,815,162     2,021,711
Interest receivable                       1,083,459     1,145,615
Income taxes refundable                      69,214       104,803
Deferred income taxes (Notes 4 and 8)       200,848        79,775
Other real estate owned                     270,400       310,000
Excess cost over net assets acquired (net
 of accumulated amortization of $449,440
 and $373,372, respectively)              1,451,635     1,527,703
Other assets                                 94,305       102,576
TOTAL ASSETS                           $128,050,577  $122,443,647
     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand - non-interest bearing        $ 14,979,112  $ 13,841,207
  Demand - interest bearing              25,030,639    22,456,927
  Savings                                15,541,971    13,491,549
  Time, $100,000 and over                21,620,138    21,877,263
  Other time                             35,351,334    37,031,270
    Total deposits                     $112,523,194  $108,698,216
Dividends payable                            20,200        20,366
Interest payable                            361,155       455,136
Debentures payable (Note 6)               3,790,000     3,790,000
Notes payable to stockholders (Note 7)      705,900       705,900
Other liabilities                            43,771         9,229
    Total liabilities                  $117,444,220  $113,678,847
COMMITMENTS AND CONTINGENCIES (Notes 9 and 13)
STOCKHOLDERS' EQUITY (Notes 6, 11 and 12):
  Preferred stock, Class A non-voting,
    $1,000 par value, 8% cumulative,
    850 shares authorized;
    836 shares issued and outstanding  $    836,000  $    836,000
  Preferred stock, Class B non-voting,
    $1,000 par value, 8% non-cumulative,
    200 shares authorized;
    174 shares issued and outstanding       174,000       174,000
  Common stock, voting, no par value,
   3,000 shares authorized; 2,501 shares
   issued and outstanding                 1,500,000     1,500,000
  Retained earnings                       8,096,357     6,254,800
    Total stockholders' equity         $ 10,606,357  $  8,764,800
TOTAL LIABILITIES
   AND STOCKHOLDERS' EQUITY            $128,050,577  $122,443,647


        See notes to consolidated financial statements.

               FGC HOLDING COMPANY AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF INCOME


                                          Year Ended December 31
                                           1993          1992

INTEREST INCOME:
 Interest and fees on loans            $  6,267,502  $  6,455,585
 Interest on investments -
  U. S. Treasury securities                 473,325       590,497
  Obligations of U. S.
     government agencies                  1,262,906     1,513,723
  Obligations of states and
     political subdivisions                 896,453       952,921
  Other securities                           90,960       135,177
 Interest on federal funds sold             108,715       114,041
                                       $  9,099,861  $  9,761,944
INTEREST EXPENSE:
 Deposits                              $  3,310,087  $  4,135,729
 Debentures and notes payable               276,498       405,740
                                       $  3,586,585  $  4,541,469

Net interest income                    $  5,513,276  $  5,220,475
Provision for loan losses (Note 3)          450,000       300,000
Net interest income after
   provision for loan losses           $  5,063,276  $  4,920,475

OTHER INCOME:
 Service charges on deposit accounts   $    253,155  $    227,476
 Insurance commissions                      157,340       195,040
 Securities gains, net (Note 2)              33,882        48,040
 Other                                       26,424        24,248
                                       $    470,801  $    494,804
OTHER EXPENSES:
 Salaries and employee benefits        $  1,310,612  $  1,279,419
 Occupancy expenses                         137,118       202,071
 Equipment expenses                         294,042       176,996
 Taxes, other than income and payroll       160,449       152,848
 FDIC assessment                            244,073       239,584
 Stationery, printing and supplies          188,711       229,521
 Loss on leveraged leases (Note 4)           40,411       155,081
 Other operating expenses                   627,953       602,672
                                       $  3,003,369  $  3,038,192

Income before income taxes           $    2,530,708    $2,377,087
Provision for income taxes (Note 8)         608,351       549,827

NET INCOME                             $  1,922,357  $  1,827,260



        See notes to consolidated financial statements.

               FGC HOLDING COMPANY AND SUBSIDIARY
   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             YEARS ENDED DECEMBER 31, 1993 AND 1992


                            Preferred       Common    Retained
                                      Stock  Stock    Earnings        Total


Balances, January 1, 1992  $1,010,000   $1,500,000  $4,508,561  $ 7,018,561

Net income                          -            -   1,827,260    1,827,260

Dividends declared                  -            -    (81,021)     (81,021)

Balances, December 31, 1992$1,010,000   $1,500,000  $6,254,800  $ 8,764,800

Net income                          -            -   1,922,357    1,922,357

Dividends declared                  -            -    (80,800)     (80,800)

BALANCES, DECEMBER 31, 1993$1,010,000   $1,500,000  $8,096,357  $10,606,357



        See notes to consolidated financial statements.

               FGC HOLDING COMPANY AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF CASH FLOWS


                                          Year Ended December 31
                                           1993          1992

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                            $  1,922,357  $  1,827,260
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization            318,063       268,572
   Provision for loan losses                450,000       300,000
   Securities gains, net                   (33,882)      (48,040)
   Loss on leveraged leases                  40,411       155,081
   Deferred income taxes                  (121,073)     (190,655)
   Amortization of investment
      securities, net                       140,773        34,369
   Changes in:
     Interest receivable                     62,156       131,098
     Income taxes refundable                 35,589     (104,803)
     Other assets                             8,271      (74,296)
     Interest payable                      (93,981)     (259,950)
     Income taxes payable                     -         (330,279)
     Other liabilities                       34,542     (149,890)
       Net cash provided by
           operating activities        $  2,763,226  $  1,558,467

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale and maturity
    of investment securities           $ 16,632,282  $ 17,704,917
 Purchase of investment securities     (20,274,829)  (16,553,981)
 Net change in loans                      1,247,662   (7,321,478)
 Purchases of premises and equipment       (35,446)     (449,852)
 Proceeds received on
    other real estate owned                  39,600        93,200
   Net cash used in
       investing activities           $ (2,390,731) $ (6,527,194)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net change in deposits                $  3,824,978  $  1,238,200
 Dividends paid                            (80,966)      (81,021)
   Net cash provided by
        financing activities           $  3,744,012  $  1,157,179

Net increase (decrease) in cash
   and cash equivalents                $  4,116,507 $ (3,811,548)

Cash and cash equivalents
   at beginning of year                   7,139,380    10,950,928

CASH AND CASH EQUIVALENTS
   AT END OF YEAR                      $ 11,255,887  $  7,139,380

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Interest expense                     $  3,680,566  $  4,801,419
  Income taxes                         $    693,835  $  1,175,564


        See notes to consolidated financial statements.

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. Basis of Presentation - These financial statements include the accounts of FGC Holding Company (the Company) and its wholly-owned subsidiary, First Guaranty National Bank (the Bank). All material intercompany accounts and transactions have been eliminated.

         B. Investment Securities - Investment securities are carried at cost, adjusted for amortization of premium and accretion of discount on a constant yield basis. Gains or losses on dispositions are computed using the specific identification method.

         In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Statement requires the classification of investment securities into trading securities, securities available for sale and securities held to maturity, no later than 1994, with early adoption available as of December 31, 1993. The Company will adopt the Statement in 1994. The effect on stockholders' equity for the recording of unrealized gains and losses for investments available for sale has not been determined by the Company but is not expected to materially affect the Company's financial position.

         C. Loans - Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Interest income from certain installment loans is recognized as income using a method which approximates the interest method. Income from all other loans is recorded on the accrual basis, except for those loans on a nonaccruing income status. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

         The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on valuations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely.

        D. Bank Premises and Equipment - Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets using straight-line methods for buildings and both straight-line and accelerated methods for furniture and equipment.

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         E. Other Real Estate Owned - Real estate acquired through foreclosure is carried at the lower of the recorded investment in the property or its fair value. The value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses. Operating expenses of such properties, net of related income, and gains and losses on their disposition, are included in other expenses.

         F. Income Taxes - The Company and the Bank file a consolidated federal income tax return. Income taxes are allocated on a separate return basis.

         Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are based on the change from the beginning of the year in the deferred tax liability or asset established for the expected future consequences of differences in the financial reporting and tax bases of assets and liabilities. The differences relate principally to investment securities, the allowance for loan losses and premises and equipment.

         In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Statement requires the use of the liability method for computing deferred income taxes no later than 1993, with earlier adoption encouraged.

         Under the liability method, deferred income taxes are based on the change from the beginning of the year in the deferred tax liability or asset established for the expected future tax consequences of differences in the financial reporting and tax bases of assets and liabilities. The Company adopted the Statement in 1993. Adoption of the Statement had no effect on the Company's financial position or results of operations.

         G. Leveraged Leases - The Bank has entered into leveraged leases which are financing arrangements whereby the major portion of the cost of the equipment leased is financed with nonrecourse debt from another investor. The financial statements reflect the Bank's investment, net of unearned income and nonrecourse debt. The investment is reduced by cash flows arising from the transaction, after providing necessary amounts for deferred income taxes in the period in which the benefits arise. Income is recorded under a method which relates return to investment.

         H. Purchase Method of Accounting - The net assets of First Guaranty National Bank acquired in a purchase transaction are recorded at the fair value at the date of acquisition. The excess cost over net assets acquired (goodwill) is being amortized by the straight-line method over 25 years.

         I. Reclassifications - Certain reclassifications have been made in the 1992 financial statements to conform to the classifications used in 1993.

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 2 - INVESTMENT SECURITIES

         Amortized cost and fair value of investment securities at December 31, 1993 are as follows:

                             Amortized  Unrealized  Unrealized         Fair
                                  Cost       Gains      Losses        Value

U. S. Treasury securities  $ 9,065,399  $   50,334  $  (1,733)  $ 9,114,000
Obligations of U. S.
  government agencies       18,812,992     113,466    (49,458)  18,877,000
Obligations of states and
  political subdivisions    13,362,216   1,038,303     (7,519)   14,393,000
Asset-backed securities      6,722,826      65,375    (26,201)    6,762,000
Other securities               343,900         100           -      344,000
                           $48,307,333  $1,267,578  $ (84,911)  $49,490,000

         Amortized cost and fair value of investment securities at December 31, 1992 are as follows:

                             Amortized  Unrealized   Unrealized        Fair
                                  Cost       Gains       Losses       Value

U. S. Treasury securities  $ 8,078,220  $  159,780        $   - $ 8,238,000
Obligations of U. S.
  government agencies       14,129,526     190,834     (21,360)  14,299,000
Obligations of states and
  political subdivisions    14,602,222     818,611     (37,833)  15,383,000
Asset-backed securities      7,617,809     264,622     (29,431)   7,853,000
Other securities               343,900         100            -     344,000
                           $44,771,677  $1,433,947    $(88,624) $46,117,000

         The amortized cost and fair value of investment securities at December 31, 1993 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Amortized       Fair
                                           Cost          Value

Due in one year or less                 $ 8,978,093   $ 9,108,000
Due after 1 year through 5 years         24,216,287    24,539,000
Due after 5 years through 10 years        6,062,641     6,473,000
Due after 10 years                        2,198,586     2,479,000
                                        $41,455,607   $42,599,000
Asset-backed securities                   6,722,826     6,762,000
Equity securities                           128,900       129,000
                                        $48,307,333   $49,490,000

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

         Investment securities with an approximate carrying value of $12,816,000 and $13,796,000 at December 31, 1993 and 1992, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

         Proceeds from sales and calls of investment securities during 1993 and 1992 were approximately $1,721,000 and $2,472,000, respectively, resulting in gross gains of $36,042 and $48,040 and gross losses of $2,160 and $0, respective ly.

NOTE 3 - LOANS

         Major classifications of loans at December 31, 1993 and 1992 are summarized as follows:

                                           1993         1992

        Commercial and mortgage loans   $56,529,591  $58,199,101
        Installment loans                 9,374,148    9,095,121
        Equipment lease financing             -          114,321
                                        $65,903,739  $67,408,543
        Unearned interest               (1,021,511)  (1,011,502)
        Allowance for loan losses       (1,379,894)  (1,156,634)
                                        $63,502,334  $65,240,407

         The amount of loans on nonaccrual status at December 31, 1993 and 1992 was approximately $407,000 and $292,000, respectively. Interest income on these loans that would have been earned had they not been placed on nonaccrual status approximated $29,000 and $25,000 for 1993 and 1992, respectively.

         Certain directors and executive officers of the Bank, including their immediate families and companies in which they are principal owners, are loan customers of the Bank. Total loans to these persons at December 31, 1993 and 1992 approximated $377,000 and $378,000, respectively. Such loans were made in the ordinary course of business at the Bank's normal credit terms and interest rates.

         Activity in the allowance for loan losses for the years ended December 31, 1993 and 1992 is as follows:
                                            1993         1992

        Beginning of year              $  1,156,634 $    880,871
        Provision for loan losses           450,000      300,000
        Net charge-offs                   (226,740)     (24,237)
        End of year                    $  1,379,894 $  1,156,634

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 4 - INVESTMENT IN LEVERAGED LEASES

         The Bank's investment in leveraged leases amounted to $114,321 at December 31, 1992. Deferred income tax credits applicable to such leases, amounting to $38,869 at December 31, 1992 are included in deferred income taxes on the accompanying balance sheet. Outstanding nonrecourse debt on these leases amounted to $0 at December 31, 1992. During 1993 and 1992, the Bank recorded losses of $40,411 and $155,081 to write-down the residual amount of their investment in leveraged leases down to fair value.

NOTE 5 - BANK PREMISES AND EQUIPMENT

        Bank premises and equipment at December 31, 1993 and 1992 are summarized as follows:
                                            1993         1992

        Land and buildings             $  1,601,962 $  1,601,962
        Furniture and equipment           1,704,245    1,668,799
                                       $  3,306,207 $  3,270,761
        Less accumulated depreciation   (1,491,045)  (1,249,050)
                                       $  1,815,162 $  2,021,711

         Depreciation expense was $241,996 and $187,513 for 1993 and 1992, respectively.

NOTE 6 - DEBENTURES PAYABLE

         Debentures payable at December 31, 1993 and 1992 consists of four identical debentures dated January 20, 1988 payable to the four individuals who previously owned the Bank. Principal payments commenced on January 1, 1989 and are due annually on January 1 of each year through 2000. The debentures bear interest for the first five years at a rate of 9%, payable quarterly. After the first five years, the interest rate is equal to the prime rate as quoted in the "Wall Street Journal." The debentures are collateralized by 100% of the issued and outstanding common stock of First Guaranty National Bank.

          The debentures require the maintenance of certain capital and operational ratios for the Bank, all of which have been complied with at December 31, 1993, however, the Company has failed to fully comply with certain affirmative and negative covenants contained in the debentures. Management believes that any adverse impact resulting from these failures will not have a material effect on the Company's financial condition.

         The Company may, at its option, repay the debentures, with certain restrictions, in whole or in part at any time. Principal payments due on the debentures during the five years subsequent to December 31, 1993 are as follows:
1994  -  $0;  1995  -  $500,000; 1996 - $700,000; 1997 - $750,000;  and  1998  -
$800,000.

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 7 - NOTES PAYABLE TO STOCKHOLDERS

         Notes payable at December 31, 1993 and 1992 consists of two identical unsecured notes dated January 20, 1988, payable to two of the stockholders of the Company. Principal is due on demand. The notes bear interest for the first five years at a rate of 9%, payable quarterly. After the first five years, the interest rate is equal to the prime rate as quoted in the "Wall Street Journal."

NOTE 8 - INCOME TAXES

        The provision for income taxes for the years ended December 31, 1993 and 1992 is summarized as follows:

                                            1993         1992

        Currently payable              $    729,424 $    740,482
        Deferred                          (121,073)    (190,655)
                                       $    608,351 $    549,827

         The income tax provision is less than that obtained by using the statutory Federal corporate income tax rate, principally due to tax-exempt interest income of approximately $892,000 and $926,000 for 1993 and 1992, respectively.

         The Company's deferred tax assets and deferred tax liabilities at December 31, 1993 are as follows. No valuation allowance for the realization of deferred tax assets is considered necessary.

        Deferred tax assets                         $    393,093
        Deferred tax liability                         (192,245)
          Net deferred tax asset                    $    200,848

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of unused lines of credit. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

        At December 31, 1993 and 1992, the Bank had commitments to extend credit of approximately $2,743,000 and $657,000, respectively, whose contract amounts represent credit risk.

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies, but primarily includes real estate.

NOTE 10 - CONCENTRATION OF CREDIT RISK

         The Bank grants residential, commercial and consumer loans to customers primarily located in Floyd and Knott Counties in Kentucky. Although the Bank has a diverse loan portfolio, a substantial portion of its debtors' ability to perform on their contracts is influenced by the coal industry which has a significant impact on the local economy.

NOTE 11 - DIVIDEND LIMITATION

         The Company's principal source of funds is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years. During 1994, the Bank could, without prior approval, declare dividends of approximately $3,747,000 plus any 1994 net profits retained to the date of the dividend declaration.

NOTE 12 - PREFERRED STOCK

         The Company has authorized, issued and outstanding two classes of preferred stock, Class A and Class B. Both classes of preferred stock and all dividends to which it is entitled shall have a preference as to all other shareholders on all of the assets of the corporation. Each share of preferred stock is subject to redemption and may, at the option of the Company, on any dividend payment date, at any time after January 20, 1993, be called and retired at the cash price per share equal to its par value.

        At December 31, 1993 and 1992, there were no dividends in arrears on the preferred stock.

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 13 - CONTINGENT LIABILITIES

         The Bank and certain officers and directors are named defendants in legal actions arising from the purchase of the Bank by the Company. This litigation has been settled by the parties agreeing to a dismissal of all claims, subject to court approval, therefore, the ultimate liability, if any, resulting from these actions is not expected to have a material effect on the Company's consolidated financial condition or results of operations.

NOTE 14 - SUBSEQUENT EVENT

         On January 28, 1994, the Company entered into a merger agreement with Trans Financial Bancorp, Inc. of Bowling Green, Kentucky, whereby Trans Financial will exchange 1,050,000 shares of its common stock for 100% of the common stock of FGC Holding Company. The merger is contingent upon regulatory approval.

NOTE 15 - CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

                    Condensed Balance Sheets
                                                   December 31
                                            1993         1992
     ASSETS
Cash in bank                            $   126,058  $   125,625
Investment in subsidiary                 13,633,083   11,657,079
Excess cost over net assets acquired, net 1,451,635    1,527,703
Other assets                                 11,120       79,648
  Total assets                          $15,221,896  $13,390,055

     LIABILITIES AND STOCKHOLDERS' EQUITY
Dividends payable                       $    20,200  $    20,366
Interest payable                             67,439      101,989
Other liabilities                            32,000        7,000
Long-term debt                            4,495,900    4,495,900
  Total liabilities                     $ 4,615,539  $ 4,625,255

Stockholders' equity:
  Preferred stock                       $ 1,010,000  $ 1,010,000
  Common stock                            1,500,000    1,500,000
  Retained earnings                       8,096,357    6,254,800
    Total stockholders' equity          $10,606,357  $ 8,764,800

TOTAL LIABILITIES
   AND STOCKHOLDERS' EQUITY             $15,221,896  $13,390,055

               FGC HOLDING COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1993 AND 1992
                          (CONTINUED)



NOTE 15 - CONDENSED PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)

                 Condensed Statements of Income

                                            Year Ended December 31
                                            1993         1992
Income:
  Dividends received from subsidiary    $   235,000  $   447,000
  Equity in undistributed earnings
    of subsidiary                         1,976,004    1,771,458
                                        $ 2,211,004  $ 2,218,458

Expenses:
  Interest on long-term debt            $   276,498  $   405,740
  Amortization                               76,068       81,058
  Other                                      52,553       60,658
                                        $   405,119  $   547,456

Income before income tax benefit        $ 1,805,885  $ 1,671,002

Income tax benefit                          116,472      156,258

Net income                              $ 1,922,357  $ 1,827,260


               Condensed Statements of Cash Flows

                                           Year Ended December 31
                                           1993         1992

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                            $ 1,922,357  $ 1,827,260
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Undistributed earnings of subsidiary(1,976,004) (1,771,458)
     Amortization of intangible assets       76,068       81,058
     Changes in:
       Other assets                          68,528     (67,934)
       Interest payable                    (34,550)        -
       Other liabilities                     25,000        -
         Net cash provided by
          operating activities          $    81,399  $    68,926

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                       $   (80,966) $   (81,021)

Net increase (decrease) in cash         $       433 $   (12,095)

Cash at beginning of year                   125,625      137,720

CASH AT END OF YEAR                     $   126,058  $   125,625

 FGC Holding Company
 Consolidated Balance Sheet
 June 30, 1994
 (Unaudited)
 (In thousands)

 Assets
 Cash and due from banks                                             $4,066
 Interest bearing deposits with banks                                     -
 Federal funds sold and resale agreements                             3,500
 Mortgage loans held for sale                                             -
 Securities available for sale                                          514
 Securities held to maturity                                         49,015
 Loans, net of unearned income                                       65,224
   Less allowance for loan losses                                     1,254
   Net loans                                                         63,970
 Premises and equipment                                               1,694
 Other assets                                                         2,795
   Total assets                                                    $125,554

 Liabilities and Stockholders' Equity
 Deposits                                                          $107,912
 Federal funds purchased and resale                                       -
agreements
 Other short-term borrowings                                          1,351
 Long term debt                                                       4,496
 Other liabilities                                                      275
 Total liabilities                                                  114,034

 Preferred stock                                                      1,010
 Common stock                                                         1,500
 Additional paid-in capital                                               -
 Retained earnings                                                    9,010
 Unrealized net gain (loss) on securities
   available for sale, net of tax                                         -
 Employee Stock Ownership Plan shares
   purchased with debt                                                    -
 Total stockholders' equity                                          11,520
 Total liabilities and shareholders' equity                        $125,554

 FGC Holding Company
 Consolidated Statement of Income
 (Unaudited)
 (In thousands, except per share data)
                                                                Six Months
                                                                  Ended
                                                              June 30, 1994
 Interest income:
   Loans                                                             $2,944
   Securities                                                         1,273
   Other                                                                123
   Total interest income                                              4,340

 Interest expense:
   Deposits                                                           1,601
   Short-term borrowings                                                  -
   Long-term debt and other borrowings                                  167
   Total interest expense                                             1,768

 Net interest income                                                  2,572

 Provision for loan losses                                                -

 Net interest income after
   provision for loan losses                                          2,572

 Non-interest income                                                    239
 Non-interest expenses                                                1,538

 Income before income taxes                                           1,273

 Income tax expense                                                     318

 Net income                                                            $955

 Income applicable to common stock                                     $915

 FGC Holding Company
 Consolidated Statement of Cash Flows
 (Unaudited)                                                     Six Months
 (In thousands)                                                    Ended
                                                               June 30, 1994
 Cash flows from operating activities:
 Net income                                                             $955
 Adjustments to reconcile net income to cash
   provided by operating activities:
     Depreciation, amortization and accretion, net                       150
 Decrease in other assets                                                337
 Decrease in other liabilities                                         (150)
   Net cash provided by operating activities                           1,292

 Cash flows from investing activities:
 Net decrease in federal funds sold
   and resale agreements                                               2,500
 Proceeds from maturities and calls of securities                      6,890
 Purchases of securities                                             (8,100)
 Net increase in loans                                                 (468)
 Purchases of premises and equipment                                     (3)
   Net cash provided by investing activities                             819

 Cash flows from financing activities:
 Net decrease in deposits                                            (4,611)
 Net increase in other short-term borrowings                           1,351
 Dividends paid                                                         (41)
   Net cash used in financing activities                             (3,301)
 Net decrease in cash and cash equivalents                           (1,190)
 Cash and cash equivalents at beginning of year                        5,256
 Cash and cash equivalents at end of period                           $4,066

 See accompanying notes to consolidated financial statements.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Balance Sheet
 June 30, 1994
 (Unaudited)
 (In thousands)
                                       Trans          FGC                            Pro Forma
                                     Financial      Holding                          Including
 Assets                             Bancorp (1)   Company (1)     Adjustments           FGC
 Cash and due from banks                 $68,843        $4,066     $(4,800)  (4)          $68,109
 Interest bearing
  deposits with banks                        196             -            -                   196
 Federal funds sold and
  resale agreements                       56,991         3,500            -                60,491
 Mortgage loans held for sale             11,896             -            -                11,896
 Securities available for sale           221,488           514            -               222,002
 Securities held to maturity              77,066        49,015            -               126,081
 Loans, net of unearned income           990,011        65,224            -             1,055,235
   Less allowance for loan losses         11,582         1,254            -                12,836
   Net loans                             978,429        63,970            -             1,042,399
 Premises and equipment                   34,346         1,694            -                36,040
 Other assets                             36,506         2,795            -                39,301
   Total assets                       $1,485,761      $125,554     $(4,800)            $1,606,515

 Liabilities and Stockholders' Equity

 Deposits                             $1,259,907      $107,912           $-            $1,367,819
 Federal funds purchased and
   resale agreements                      39,800             -            -                39,800
 Other short-term borrowings              43,047         1,351            -                44,398
 Long term debt                           36,973         4,496      (3,790)  (4)           37,679
 Other liabilities                         6,438           275            -                 6,713
 Total liabilities                     1,386,165       114,034      (3,790)             1,496,409

 Preferred stock                               -         1,010      (1,010)  (4)                -
 Common stock                             18,981         1,500          468  (3)           20,949
 Additional paid-in capital               42,959             -        (468)  (3)           42,491
 Retained earnings                        45,869         9,010            -                54,879
 Unrealized net gain (loss) on
   securities available for
   sale, net of tax                      (4,240)             -            -               (4,240)
 Employee Stock Ownership Plan
   shares purchased with debt            (3,973)             -            -               (3,973)
 Total stockholders' equity               99,596        11,520      (1,010)               110,106
 Total liabilities and                $1,485,761      $125,554     $(4,800)            $1,606,515
shareholders' equity

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Statement of Income
 (Unaudited)
 (In thousands, except per share data)
                                          Six Months Ended June 30, 1994
                                        Trans            FGC          Pro Forma
                                      Financial        Holding        Including
                                     Bancorp (1)     Company (1)       FGC (2)
 Interest income:
   Loans                                  $40,735            $2,944     $43,679
   Securities                               9,399             1,273      10,672
   Other                                      211               123         334
   Total interest income                   50,345             4,340      54,685

 Interest expense:
   Deposits                                18,584             1,601      20,185
   Short-term borrowings                      452                 -         452
   Long-term debt                           1,896               167       2,063
   Total interest expense                  20,932             1,768      22,700

 Net interest income                       29,413             2,572      31,985

 Provision for loan losses                  1,012                 -       1,012

 Net interest income after
   provision for loan losses               28,401             2,572      30,973

 Non-interest income                        7,793               239       8,032
 Non-interest expenses                     27,663             1,538      29,201

 Income before income taxes                 8,531             1,273       9,804

 Income tax expense                         2,924               318       3,242

 Income before cumulative effect
   of accounting change                    $5,607              $955      $6,562

 Income applicable to common stock         $5,607              $915      $6,522

 Weighted average shares outstanding:

   Primary                                 10,196             1,050      11,246
   Fully diluted                           10,196             1,050      11,246

 Earnings per common share:
   Primary                                  $0.55                         $0.58
   Fully diluted                            $0.55                         $0.58

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Statement of Income
 (Unaudited)
 (In thousands, except per share data)
                                                  Year Ended December 31, 1993
                             Trans     Kentucky       Peoples      Pro Forma       FGC      Pro Forma
                           Financial   Community     Financial     Excluding     Holding    Including
                            Bancorp   Bancorp (1)  Services (1)     FGC (2)      Co. (1)     FGC (2)
                             (1)
 Interest income:
   Loans                       $57,210     $8,609        $6,725       $72,544      $6,267     $78,811
   Securities                   14,853      2,990         2,214        20,057       2,724      22,781
   Other                           554        374           190         1,118         109       1,227
   Total interest
     income                     72,617     11,973         9,129        93,719       9,100     102,819

 Interest expense:
   Deposits                     29,810      4,466         3,899        38,175       3,310      41,485
   Short-term debt                 911          -             -           911           -         911
   Long-term debt                1,310        267             -         1,577         277       1,854
   Total interest
     expense                    32,031      4,733         3,899        40,663       3,587      44,250

Net interest
 Net interest income            40,586      7,240         5,230        53,056       5,513      58,569

 Provision for loan losses       1,662        441           241         2,344         450       2,794

 Net interest income
  after provision for
  loan losses                   38,924      6,799         4,989        50,712       5,063      55,775

 Non-interest income            13,759      1,652         1,149        16,560         471      17,031
 Non-interest expenses          39,027      7,139         3,660        49,826       3,003      52,829

 Income before
   income taxes                 13,656      1,312         2,478        17,446       2,531      19,977

 Income tax expense              4,249        429           937         5,615         608       6,223

 Income before cumulative
   effect of accounting
   change                       $9,407       $883        $1,541       $11,831      $1,923     $13,754

Income applicable to
  common stock                  $9,407       $883        $1,541       $11,831      $1,842     $13,673

 Weighted average shares outstanding:
   Primary                       7,521      1,375         1,316        10,212       1,050      11,262
   Fully diluted                 7,521      1,375         1,316        10,212       1,050      11,262

 Earnings per common share:
   Primary                       $1.25                                   $1.16                    $1.21
   Fully diluted                 $1.25                                   $1.16                    $1.21

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Statement of Income
 (Unaudited)
 (In thousands, except per share data)
                                                  Year Ended December 31, 1992
                            Trans      Kentucky      Peoples      Pro Forma        FGC     Pro Forma
                          Financial    Community    Financial     Excluding      Holding   Including
                         Bancorp (1)  Bancorp (1)  Services (1)    FGC (2)       Co. (1)    FGC (2)
 Interest income:
   Loans                       $46,099     $9,369        $6,759       $62,227      $6,456     $68,683
   Securities                   16,694      3,137         2,343        22,174       3,192      25,366
   Other                           614        417           149         1,180         114       1,294
   Total interest income        63,407     12,923         9,251        85,581       9,762      95,343

 Interest expense:
   Deposits                     30,822      5,361         4,426        40,609       4,136      44,745
   Short-term borrowings           902         17             -           919           -         919
   Long-term debt                  287        343            64           694         406       1,100
   Total interest expense       32,011      5,721         4,490        42,222       4,542      46,764

 Net interest income            31,396      7,202         4,761        43,359       5,220      48,579

 Provision for loan losses       1,216        838           263         2,317         300       2,617

 Net interest income after
   provision for loan
   losses                       30,180      6,364         4,498        41,042       4,920      45,962

 Non-interest income            11,064      1,514           720        13,298         495      13,793
 Non-interest expenses          27,498      6,157         3,198        36,853       3,038      39,891

 Income before
   income taxes                 13,746      1,721         2,020        17,487       2,377      19,864

 Income tax expense              4,686        372           792         5,850         550       6,400

 Income before cumulative
   effect of accounting
   change                       $9,060     $1,349        $1,228       $11,637      $1,827     $13,464

 Income applicable to
   common stock                 $9,004     $1,349        $1,228       $11,581      $1,746     $13,327

 Weighted average shares outstanding:
   Primary                       6,906      1,375         1,316         9,597       1,050      10,647
   Fully diluted                 6,906      1,375         1,316         9,597       1,050      10,647

 Earnings per common share:
   Primary                       $1.30                                  $1.21                    $1.25
   Fully diluted                 $1.30                                  $1.21                    $1.25

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Statement of Income
 (Unaudited)
 (In thousands, except per share data)
                                                  Year Ended December 31, 1991
                            Trans      Kentucky      Peoples      Pro Forma        FGC     Pro Forma
                          Financial    Community    Financial     Excluding      Holding   Including
                         Bancorp (1)  Bancorp (1)  Services (1)    FGC (2)       Co. (1)    FGC (2)
 Interest income:
   Loans                       $35,858    $10,365        $6,463       $52,686      $6,360     $59,046
   Securities                    9,582      3,435         2,311        15,328       3,524      18,852
   Other                           523        796           243         1,562         268       1,830
   Total interest income        45,963     14,596         9,017        69,576      10,152      79,728

 Interest expense:
   Deposits                     25,561      7,606         5,352        38,519       5,401      43,920
   Short-term borrowings           466         56             -           522         100         622
   Long-term debt                1,203        452           198         1,853         424       2,277
   Total interest expense       27,230      8,114         5,550        40,894       5,925      46,819

 Net interest income            18,733      6,482         3,467        28,682       4,227      32,909

 Provision for loan losses         750        772           470         1,992         250       2,242

 Net interest income after
   provision for loan
   losses                       17,983      5,710         2,997        26,690       3,977      30,667

 Non-interest income             6,542      1,396           830         8,768         471       9,239
 Non-interest expenses          17,957      5,748         2,815        26,520       2,708      29,228

 Income before income
   taxes                         6,568      1,358         1,012         8,938       1,740      10,678

 Income tax expense              2,028        293           435         2,756         327       3,083

 Income before cumulative
   effect of accounting
   change                       $4,540     $1,065          $577        $6,182      $1,413      $7,595

 Income applicable to
   common stock                 $4,227     $1,065          $577        $5,869      $1,332      $7,201

 Weighted average shares outstanding:
   Primary                       3,277      1,375         1,316         5,968       1,050       7,018
   Fully diluted                 3,921      1,375         1,316         6,612       1,050       7,662

 Earnings per common share:
   Primary                       $1.29                                  $0.98                    $1.03
   Fully diluted                 $1.17                                  $0.94                    $0.99

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Notes to Pro Forma Financial Information


 (1) Represents historical balance sheet or income statement of respective entities.

 (2) No adjustments to the historical statements of income are necessary in the circumstances under the pooling of interests method of accounting.

 (3) Adjustment to increase the value of Trans Financial Common Stock to reflect the adjusted number of shares outstanding after the Merger, with an offsetting reduction in additional paid-in capital.

 (4) Adjustments to reflect the redemption of FGC preferred stock and certain FGC debentures.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     Trans Financial Bancorp, Inc.
                                              (Registrant)


Date: November 11, 1994                   By:/s/ Vince A. Berta

                                             Vince A. Berta
                                             Executive Vice President
                                               and Chief Financial Officer